EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 15, 2007, relating to the consolidated financial statements of Advanced Photonix, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

/s/ Farber Hass Hurley & McEwen, LLP
Farber Hass Hurley & McEwen, LLP

Camarillo, California
October 29, 2007